UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010 (November 17, 2010)

First Franklin Corporation
 (Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Ashwood Drive, Cincinnati, Ohio	45241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 469-5352

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Registrant’s Business and Operations

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On November 17, 2010, First Franklin Corporation (the “Company”) entered into a Restricted Stock Option Termination Agreement (the “Agreement”) with John J. Kuntz, the Company’s Chairman, President and Chief Executive Officer. The Agreement, which was made effective as of October 12, 2010, terminated and canceled the 33,000 unvested option shares remaining under the April 16, 2010 Restricted Stock Option Award Agreement between the Company and Mr. Kuntz.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference, and the Restricted Stock Option Award Agreement between the Company and Mr. Kuntz dated April 16, 2010, which was filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Option Termination Agreement between First Franklin Corporation and John J. Kuntz executed November 17, 2010 and made effective as of October 12, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Franklin Corporation

Dated: November 22, 2010	By:	/s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer